POWER OF ATTORNEY

Allianz Life Insurance Company of North America

I hereby constitute and appoint John P. Hite, James E. Nelson, and Doug Hodgson as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in Appendix A that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Jasmine M. Jirele	Director, President and Chief Executive Officer	March 11, 2024
Jasmine M. Jirele

/s/ Walter R. White	Director	March 11, 2024
Walter R. White

/s/ William E. Gaumond	Director, Senior Vice President, Chief Financial Officer and Treasurer	March 11, 2024
William E. Gaumond

/s/ Andreas G. Wimmer	Board Chair	March 12, 2024
Andreas G. Wimmer

/s/ Udo Frank	Director	March 11, 2024
Udo Frank

/s/ Kevin E. Walker	Director	March 11, 2024
Kevin E. Walker

/s/ Howard E. Wooley	Director	March 12, 2024
Howard E. Woolley

/s/ Lauren Kathryn Day	Director	March 11, 2024
Lauren Kathryn Day

Allianz NA POA – March 2024

APPENDIX A

Allianz Life Insurance Company of North America - Registered Life and Annuity Products

Allianz Life Variable Account A	33 Act No.
ValueLife	33-11158
Valuemark Life	33-15464
Life Fund VUL	333-60206

Allianz Life Variable Account B
Valuemark II	33-23035
Valuemark III	33-72046
VIP	33-76190
Valuemark IV	333-06709
Charter	333-63719
Alterity	333-82329
Rewards	333-95729
Dimensions	333-47886
High Five	333-90260
Charter II	333-101812
High Five Bonus	333-111049
High Five L	333-120181
Custom Income	333-126217
Elite	333-134267
Vision (legacy vers)	333-139701
Connections – (RJ-legacy vers)	333-145866
Retirement Pro	333-166408
Connections – (WF-POS vers)	333-169265
Vision (POS vers)	333-171427
Retirement Advantage	333-180720
Vision (ALIP vers)	333-182987
Connections (ALIP vers)	333-182989
Index Advantage N-4	333-185866
Index Advantage ADV N-4	333-213127
Index Advantage NF N-4	333-215105
Index Advantage Income N-4	333-222815
Index Advantage Income ADV N-4	333-255394
Index Advantage+ N-4	333-268962
Index Advantage+ NF N-4	333-268963
Index Advantage+ Income N-4	333-268826

Allianz Life Insurance Co of North America
Index Advantage S-1	333-185864
Index Advantage S-1 Vers. 2	333-195462
Index Advantage S-1 Vers. 3	333-210666
Index Advantage S-1 Vers. 4	333-217303
Index Advantage S-1 Vers. 5	333-224310
Index Advantage S-1 Vers. 6	333-230898
Index Advantage S-1 Vers. 7	333-237620
Index Advantage S-1 Vers 8	333-255306
Index Advantage S-1 Vers 9	333-264342
Index Advantage ADV S-1	333-213125
Index Advantage ADV S-1 Vers. 2	333-230899
Index Advantage ADV S-1 Vers. 3	333-264343
Index Advantage NF S-1	333-215103
Index Advantage NF S-1 Vers 2	333-237621
Index Advantage NF S-1 Vers 3	333-255307
Index Advantage NF S-1 Vers 4	333-264344
Index Advantage Income S-1	333-222817
Index Advantage Income S-1 Vers. 2	333-230901
Index Advantage Income S-1 Vers. 3	333-237628
Index Advantage Income S-1 Vers. 4	333-255317
Index Advantage Income S-1 Vers. 5	333-264345
Index Advantage Income ADV S-1	333-255386
Index Advantage Income ADV S-1 Vers2	333-264349
Index Advantage+ S-1	333-268864
Index Advantage+ NF S-1	333-268951
Index Advantage+ NF S-1 Vers 2	333-274933
Index Advantage+ NF S-1 Vers 3	TBD
Index Advantage+ Income S-1	333-268820
Index Advantage+ Income S-1 Vers 2	TBD

Allianz NA POA – March 2024